UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2023
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nordson Corporation (the “Company”) announced that Joseph P. Kelley, 51, Executive Vice President and Chief Financial Officer, has been appointed Executive Vice President and Industrial Precision Solutions segment leader effective November 1, 2023 (the “Transition Date”). Mr. Kelley succeeds Jeffrey A. Pembroke, who announced his intention to retire on October 17, 2023 effective as of the Transition Date.

Mr. Kelley joined Nordson in 2020 as Executive Vice President and Chief Financial Officer, overseeing the Company’s accounting and reporting, tax, treasury, internal audit and investor relations functions. Prior to joining Nordson, he served for five years as chief financial officer of Materion Corporation, a global advanced materials manufacturer. Prior to joining Materion, he held a variety of progressive financial and accounting roles domestically and in Europe at companies including Lincoln Electric, Avient Corporation and CNH Global.

Vice President and Corporate Controller, Stephen Shamrock, 51, will be appointed as interim Chief Financial Officer effective as of the Transition Date until the Company identifies Mr. Kelley’s successor. Prior to joining Nordson in March 2022, Mr. Shamrock was senior vice president, treasurer and CFO of Wyandot Snacks, Inc. commencing in March 2021. Prior to that, he spent nearly seven years with Materion Corporation, where he was vice president, corporate controller and investor relations, as well as interim CFO for a five-month period. He also served in roles of increasing responsibility at The Goodyear Tire & Rubber Company, and the audit practice of KPMG, LLP.

In connection with their assumption of new roles, effective October 31, 2023, the Compensation Committee of the Board of Directors granted (i) Mr. Kelley restricted share units having an economic value of $750,000, and (ii) Mr. Shamrock restricted share units having an economic value of $200,000, in each case, that cliff vest at the end of a three-year period.

Effective as of the Transition Date, the Company expects to enter into an indemnification agreement with Mr. Shamrock in substantially the same form as applicable for the Company’s existing directors and executive officers.

There are no other arrangements or understandings between Mr. Kelley or Mr. Shamrock and any other persons, other than their respective compensation terms, pursuant to which each was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mr. Kelley or Mr. Shamrock. Neither Mr. Kelley nor Mr. Shamrock has any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	October 23, 2023	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President, General Counsel & Secretary